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                                PhotoWorks, INC.

                          SERIES A PREFERRED STOCK AND
                           WARRANT PURCHASE AGREEMENT

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                                TABLE OF CONTENTS

1. Purchase and Sale of Series A Preferred Stock and Issuance of Warrants...1
   1.1      Issuance of Series A Preferred Stock and Warrants...............1
   1.2      Closing.........................................................1
2. Definitions..............................................................2
   2.1      Commission......................................................2
   2.2      Intellectual Property...........................................2
   2.3      Incentive Plans.................................................2
   2.4      Material Adverse Event..........................................2
   2.5      Material Contracts..............................................2
   2.6      Rights Agreement................................................3
   2.7      Schedule of Exceptions..........................................3
   2.8      Securities Act..................................................3
   2.9      SEC Reports.....................................................3
   2.10     Subsidiary......................................................3
   2.11     Transactional Agreements........................................3
3. Representations and Warranties of the Company to Investors...............3
   3.1      Corporate Organization and Authority............................3
   3.2      Capitalization..................................................3
   3.3      Subsidiaries....................................................4
   3.4      Corporate Power.................................................4
   3.5      Financial Statements............................................5
   3.6      Authorization...................................................5
   3.7      Validity of Shares..............................................5
   3.8      Changes in Condition............................................6
   3.9      Litigation......................................................6
   3.10     Patents and Other Proprietary Rights............................7
   3.11     Taxes...........................................................8
   3.12     Company's Contracts.............................................8
   3.13     Compliance With Other Agreements................................9
   3.14     Employees.......................................................9
   3.15     Transactions with Affiliates...................................10
   3.16     Governmental and Third Party Consents..........................10
   3.17     Compliance with Laws; Permits..................................10
   3.18     Registration Rights............................................11
   3.19     Offering Valid.................................................11
   3.20     Brokers and Finders............................................11
   3.21     SEC Reports....................................................11
   3.22     Environmental..................................................11
   3.23     Properties.....................................................12

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4. Representations and Warranties of the Investors.........................12
   4.1      Authorization..................................................12
   4.2      Investment.....................................................12
   4.3      No Public Market...............................................12
   4.4      Limitations on Transferability.................................13
   4.5      Experience; Receipt of Information.............................13
   4.6      Accredited Investor............................................14
   4.7      Confidentiality................................................14
   4.8      Brokers and Finders............................................14
5. Legends.................................................................15
6. Conditions of Investors'Obligations at Closing..........................15
   6.1      Representations and Warranties.................................15
   6.2      Performance....................................................15
   6.3      Proceedings Satisfactory; Compliance Certificate...............16
   6.4      Rights Agreement...............................................16
   6.5      Articles of Amendment..........................................16
   6.6      Opinion of the Company's Counsel...............................16
   6.7      Approvals and Consents.........................................16
   6.8      Agreement as to Registration Rights............................16
7. Conditions of the Company's Obligations at Closing......................16
   7.1      Representations and Warranties.................................16
   7.2      Payment of Purchase Price......................................17
   7.3      Articles of Amendment..........................................17
   7.4      Rights Agreement...............................................17
8. Covenants of the Company................................................17
   8.1      Use of Proceeds................................................17
   8.2      Management.....................................................17
9. Miscellaneous...........................................................17
   9.1      Governing Law..................................................17
   9.2      Counterparts...................................................17
   9.3      Headings.......................................................17
   9.4      Notices........................................................17
   9.5      Amendment of Agreement.........................................18
   9.6      Expenses.......................................................18
   9.7      Entire Agreement; Successors and Assigns.......................18
   9.8      Severability...................................................18

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                                PHOTOWORKS, INC.
             SERIES A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

     THIS SERIES A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (the "Agreement") is made as of January 31, 2000, by and among PhotoWorks, Inc. (f/k/a Seattle FilmWorks, Inc.), a Washington corporation (the "Company"), and the entities listed on the attached Exhibit A who become signatories to this Agreement (collectively, the "Investors").

                                    RECITALS

     A. The Board of Directors of the Company has adopted the Articles of Amendment (the "Articles of Amendment") in the form attached hereto as Exhibit B which, among other matters, establish the rights, preferences, and privileges of the Company's $0.01 par value Series A Preferred Stock (the "Series A Preferred Stock").

     B. The Company desires to sell up to 15,000 shares of Series A Preferred Stock to the Investors and to issue warrants to purchase up to 789,474 shares of the Company's $0.01 par value Common Stock at an exercise price of $6.00 per share, substantially in the form of Exhibit C attached hereto (the "Warrants") to the Investors, and the Investors desire to purchase up to 15,000 shares of Series A Preferred Stock from the Company and be issued the Warrants, subject to the terms and conditions set forth in this Agreement.

     THE PARTIES AGREE AS FOLLOWS:

     1.  Purchase  and  Sale  of  Series A   Preferred  Stock  and  Issuance  of
Warrants.

     1.1 Issuance of Series A Preferred Stock and Warrants. Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Investors and the Investors shall purchase from the Company, a total of up to 15,000 shares of Series A Preferred Stock (the "Shares") and Warrants to purchase up to a total of 789,474 shares of Common Stock (the "Warrant Shares"), at the purchase price of $1,000 per unit. The number of Shares, the number of Warrant Shares issuable upon exercise of the Warrant to be purchased by each Investor is set forth opposite the name of each Investor on Exhibit A.

     1.2 Closing. The closing of the purchase and sale of the Shares and Warrants shall take place at the offices of Heller Ehrman White & McAuliffe, 6100 Columbia Center, 701 Fifth Avenue, Seattle, WA 98104-7098, on February 14, 2000, at 3:00 p.m. local time (the "Closing") or at such other place and time as the Company and the Investors may agree. At the Closing, each Investor shall purchase that number of Shares and a Warrant for that number of Warrant Shares designated opposite such Investor's name on Exhibit A in exchange for the total purchase price set forth on Exhibit A. At the Closing, the Company will deliver to each Investor a certificate representing the Shares and a Warrant for the number of Warrant Shares which that Investor is obtaining against delivery to the Company by such Investor at the Closing of (a) an executed counterpart of this Agreement, and (b) the issue price of such Shares and Warrants as set forth on Exhibit A by wire transfer or by a check payable to the Company. The date on which the Closing occurs is referred to herein as the "Closing Date."

     2. Definitions. For purposes of this Agreement the following terms shall have the following meanings:

     2.1 "Commission" shall mean the Securities and Exchange Commission.

     2.2 "Intellectual Property" shall mean patents, patent applications, trademarks, service marks, mask works, trade names, copyrights, trade secrets, information, proprietary rights and processes.

     2.3 "Incentive Plans" shall mean collectively the Incentive Stock Option Plan as amended and restated as of April 1, 1996, the 1987 Stock Option Plan, as amended and restated as of April 1, 1996, the 1993 Employee Stock Purchase Plan, as amended and restated as of May 31, 1995, the 1999 Employee Stock Option Plan dated October 20, 1999 and the 1999 Stock Incentive Compensation Plan, approved by the Company's board of directors on November 23, 1999.

     2.4 "Material Adverse Event" shall mean any change, event or effect that is materially adverse to the general affairs, business, operations, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that the following shall not be taken into account in determining a "Material Adverse Event": (a) any adverse change, event or effect that is directly attributable to conditions affecting the United States economy generally unless such conditions adversely affect such party in a materially disproportionate manner, and (b) any adverse change, event or effect that is directly attributable to conditions affecting the Company's industry generally, unless such conditions adversely affect such party in a materially disproportionate manner.

     2.5 "Material  Contracts"  shall have the meaning  ascribed to such term in
Section 3.12.

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     2.6  "Rights  Agreement"  shall  mean  the  Investor  Rights  Agreement  in substantially the form attached as Exhibit 6.4 hereto.

     2.7 "Schedule of Exceptions" shall mean the schedule of exceptions to the representations and warranties of the Company in Section 3. The Schedule of Exceptions is attached as Exhibit 3 hereto.

     2.8 "Securities Act" shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

     2.9 "SEC Reports" shall have the meaning ascribed to such term in Section 3.21.

     2.10 "Subsidiary" shall mean any corporation, partnership or other entity more than 50% of whose equity interests (measured by virtue of voting rights) in the aggregate is owned by the Company.

     2.11 "Transactional Agreements" shall mean this Agreement and the Rights Agreement.

     3. Representations and Warranties of the Company to Investors. Except as set forth in the Schedule of Exceptions, the Company hereby represents and warrants to each Investor that:

     3.1 Corporate Organization and Authority.  The Company:

     (a) is a corporation duly organized and validly existing under the laws of the State of Washington;

     (b) has the corporate power and corporate authority to own and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted; and

     (c) is qualified as a foreign corporation in all jurisdictions in which such qualification is required, other than those jurisdictions in which its failure to so qualify would not constitute a Material Adverse Event.

     3.2 Capitalization.  The authorized capital of the Company consists of:

     (a) Preferred Stock. 2,000,000 shares of Preferred Stock, $0.01 par value, of which 105,000 shares have been designated Series RP Preferred Stock (none of which are outstanding) and 15,000 shares will be designated as Series A Preferred Stock upon filing of the Articles of Amendment, (none of which will be issued or outstanding prior to the Closing).

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     (b) Common Stock.  101,250,000  shares of Common Stock, $0.01 par value, of which 16,347,890 shares are duly and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), fully paid, and nonassessable.

     (c) Other Securities. The Company has reserved: (a) 15,000 shares of Series A Preferred Stock for issuance pursuant to the terms of this Agreement;
(b) 3,157,895 shares of Common Stock for issuance upon conversion of the Series A Preferred Stock; (c) 105,000 shares of Series RP Preferred Stock,
(d) 789,474 shares of Common Stock for issuance upon exercise of the Warrants; and (e) 2,953,187 shares of Common Stock for issuance under the Company's Incentive Plans. Except for (i) the conversion privileges of the Series A
Preferred Stock to be issued under this Agreement, (ii) the Warrants to be issued under this Agreement, (iii) the options and other rights granted under the Company's Incentive Plans, and (iv) the preferred share purchase rights issued as a dividend on the Company's Common Stock, there are no outstanding rights of first refusal, preemptive rights or other rights, warrants, options, conversion privileges, subscriptions, or other rights or agreements, either directly or indirectly, to purchase or otherwise acquire or issue any equity securities of the Company.

     3.3 Subsidiaries. The Company does not presently own, have any investment in, or control, directly or indirectly, any Subsidiaries, other than Seattle FilmWorks Manufacturing Company, OptiColor, Inc. and FilmWorks Express Inc. Each of the Subsidiaries:

     (a) is duly organized, validly existing and in good standing in the state of its incorporation;

     (b) has the corporate power and corporate authority to own and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted; and

     (c) is qualified as a foreign corporation in all jurisdictions in which such qualification is required, other than those jurisdictions in which its failure to qualify would not constitute a Material Adverse Event.

     3.4 Corporate Power. The Company will have at the Closing Date all requisite legal and corporate power and authority to execute and deliver the Transactional Agreements, to sell and issue the Shares hereunder, to issue the Common Stock issuable upon conversion of the Shares (the "Conversion Shares"), to issue and sell the Warrants hereunder, to issue the Warrant Shares upon exercise of the Warrants, and to carry out and perform its obligations under the terms of the Transactional Agreements.

     3.5 Financial Statements. The financial statements of the Company as of and for the period ended September 25, 1999 and the unaudited balance sheet of the Company as of December 25, 1999 and the unaudited statement of operations for the three-month period then ended (which have been provided to the Investors) are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and fairly present the Company's financial position as of those dates and the results of operations and changes in its financial position for such periods then ended; provided however, that the unaudited financial statements are subject to normal recurring year-end adjustments (which are not expected to be material), and do not contain all footnotes required under generally accepted accounting principles. Except as set forth in the unaudited balance sheet of the Company as of December 25, 1999, the Company has no material liabilities except for current liabilities incurred in the ordinary course of business subsequent to December 25, 1999 which are not, either individually or in the aggregate, materially adverse to the Company. The Company has no material contingent obligations which are not disclosed in the SEC Reports.

     3.6 Authorization. All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution, delivery, and performance of all obligations under the Transactional Agreements, and for the authorization, issuance, and delivery of the Shares, the Conversion Shares, the Warrants and the Warrant Shares has been taken. The Transactional Agreements constitute legally binding and valid obligations of the Company enforceable in accordance with their respective terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other laws or court decisions relating to or affecting the rights of creditors generally, and such enforcement may be limited by equitable principles of general applicability.

     3.7 Validity of Shares. The Shares, when issued, sold, and delivered in accordance with the terms and for the consideration expressed in this Agreement, will be duly and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws) and non-assessable. The Conversion Shares and Warrant Shares have been duly and validly reserved and, assuming the Conversion Shares are issued in accordance with the Articles of Amendment and the Warrant Shares are issued in accordance with the terms of the Warrants, will be duly and validly issued (including, without limitation, issued in compliance with all applicable federal and state securities laws) and non-assessable and will be free of any liens or encumbrances other than any liens or encumbrances created by or imposed thereon by the holders; provided, however, that the Shares, Conversion Shares, Warrants and Warrant Shares shall be subject to restrictions on transfer under state and/or federal securities laws. The Shares, Conversion Shares, Warrants and Warrant Shares are not subject to any preemptive rights or rights of first refusal, except as otherwise so agreed to by the holders thereof.

     3.8 Changes in Condition. Except as specifically set forth in this Agreement or in the SEC Reports, since September 25, 1999, (a) the Company has not entered into any transaction which was not in the ordinary course of business, (b) there has been no Material Adverse Event, (c) the Company has not incurred any material tax liability, (d) there has been no resignation or termination of employment of any executive officer or key employee of the Company and the Company does not know of any impending resignation or termination of employment of any such officer or key employee, (e) there has been no labor dispute involving the Company or any of its respective employees and, to the Company's knowledge, none is pending or threatened, (f) there has been no waiver by the Company of a valuable right or of a debt owing to the Company, (g) there has not been any satisfaction or discharge of any material lien, claim or encumbrance or any payment of any material obligation by the Company except in the ordinary course of business, (h) there has been no direct or indirect loans made by the Company to any shareholder, employee, officer or director of the Company, other than advances made in the ordinary course of business, (i) there has been no material change in any compensation arrangement or agreement with any executive officer, director, key employee or shareholder,
(j) the Company has not declared or paid any dividend or other distribution of assets of the Company, (k) there has not been any sale, assignment or transfer of any Intellectual Property other than in the ordinary course of business,
(l) the Company has not incurred, assumed or guaranteed any debt, obligation or liability except for immaterial amounts and for current liabilities incurred in the ordinary course of business, and (m) there has not been any change in a Material Contract to which the Company is a party or by which it is bound which would result in a Material Adverse Event.

     3.9 Litigation. There is no action, proceeding, or, to the Company's knowledge, investigation pending or threatened, or any basis therefor known to the Company, that questions the validity of the Transactional Agreements or the right of the Company to enter into the Transactional Agreements or to consummate the transactions contemplated thereby or that would result, either individually or in the aggregate, in any Material Adverse Event. There is no judgment, decree, or order of any court in effect against the Company and the Company is not in default with respect to any order of any governmental authority to which the Company is a party or by which it is bound. There is no action, suit, proceeding, or investigation by the Company currently pending or which the Company presently intends to initiate.

     3.10 Patents and Other Proprietary Rights.

     (a) To the Company s knowledge the Company has sufficient title and ownership of or sufficient right to use all Intellectual Property necessary for its business as now conducted, and believes it can obtain, on commercially reasonable terms, any additional rights necessary for its business as contemplated at the Closing.

     (b) No claims have been asserted by any person with respect to the validity of the Company's ownership or right to use the Intellectual Property.

     (c) The Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Intellectual Property or with respect to any license of Intellectual Property which are material to the business of the Company.

     (d) No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the best knowledge of the Company, threatened, which involves any Intellectual Property and the Company is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, and has not entered into or is not a party to any contract which restricts or impairs the use of any such Intellectual Property in a manner which would result in Material Adverse Event.

     (e) The Company has not entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Intellectual Property other than in the ordinary course of business or which does not restrict its business as presently proposed to be conducted.

     (f) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with the Company's business as proposed to be conducted.

     (g) The Company has not received any communications alleging that the Company or its employees has violated or infringed any of the patents, trademarks, service marks, trade names, copyrights, or trade secrets, or any proprietary rights of any other person or entity.

     (h) The Company has taken reasonable measures to protect the value (and, to the extent applicable, the confidentiality and security) of all Intellectual Property used in its products, services and business. The Company has taken reasonable steps to ensure that employees and consultants who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed Intellectual Property, or who have knowledge of or access to information about Intellectual Property, have entered into an Employee Confidentiality, Inventions, and Non-Competition Agreement, substantially in the form of Exhibit 3.10 to this Agreement.

     (i) The Company has reviewed its operations to evaluate the extent to which the business or operations of the Company will be affected by the Year 2000 Problem (as defined below). As a result of such review, the Company has not noted any material Year 2000 Problems which would prevent its products and systems from being capable of correctly interpreting dates beyond the year 1999. Based on the Company's testing to date, the Company has no reason to believe that Year 2000 Problems caused by its own products or internal operations would have a Material Adverse Event. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

     3.11 Taxes.

     (a) (i) All federal, state, local, and foreign tax returns required to be filed by the Company have been filed and are true in all material respects and
(ii) (A) all taxes, assessments, fees, and other governmental charges upon the Company, or upon any of its properties, income, or franchises, shown in such returns to be due and payable, (B) any assessments imposed, and (C) to the Company's knowledge, all other taxes due and payable by the Company, have been paid or will be paid prior to the time they become delinquent, except for such failures to file or to pay as would not in the aggregate constitute a Material Adverse Event.

     (b) The Company has not been advised (i) that any of its tax returns have been or are being audited as of the date hereof or (ii) of any deficiency in assessment related to its federal, state or other taxes. The Company has no knowledge of any liability for any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

     3.12 Company's Contracts.

     (a) Legality of Contracts. Except as disclosed in the SEC Reports, the Company is not a party to or bound by any contract, commitment or understanding which (i) is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the Commission) which is to be performed after the date of this Agreement, (ii) involves a license or grant of rights to or from the Company involving Intellectual Property applicable to the business of the Company,
(iii) contains provisions restricting the development, manufacture or distribution of the Company's products or services, or (iv) provides indemnification by the Company with respect to infringements of proprietary rights to which the Company or any Subsidiary is a party (collectively "Material Contracts"). All such contracts and agreements are legally binding, valid, and in full force and effect in all material respects.

     (b) Dividends; Indebtedness. Except as disclosed in the SEC Reports, the Company has not (i) incurred any indebtedness for money borrowed in excess of $1,000,000 (either individually or in the aggregate), (ii) made any loans or advances to any person, other than ordinary advances for travel expenses,
(iii) sold, exchanged or otherwise disposed of any of its assets or rights or entered into any agreement or arrangement with respect thereto, other than the sale of its inventory in the ordinary course of business, or (iv) declared or paid any dividends, or authorized any distribution upon or with respect to any class or series of its capital stock.

     3.13 Compliance With Other Agreements.  The  Company is not in violation of
(i) any term or provision of its articles of incorporation or bylaws, each as in effect as of the Closing, (ii) any material term or provision of any Material Contract (iii) to the Company's knowledge, any decree, order, statute, rule or regulation applicable to the Company, in each case, or in the aggregate, the violation of which would constitute a Material Adverse Event. The execution, delivery and performance of the Transactional Agreements by the Company will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice:

     (a) any provision of the Company's articles of incorporation or bylaws;

     (b) any provision of any judgment, decree or order to which the Company is a party or by which it is bound;

     (c) any Material Contract to which the Company is a party or by which it is bound; or

     (d)  to  the  Company's  knowledge,   any  statute,  rule  or  governmental
regulation applicable to the Company.

     3.14 Employees. The Company believes its relations with its employees are satisfactory. The Company's employees are not represented by any labor unions nor, to the Company's knowledge, is any union organization campaign in progress. The Company is not aware that any of its executive officers or key employees intends to terminate employment nor does the Company have any present intention to terminate the employment of any thereof.

     3.15 Transactions with Affiliates. Except as disclosed in the SEC Reports, no employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them other than
(i) for payment of salary and services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any Incentive Plans). To the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any Material Contract with the Company. Except for agreements between the Company and its employees pertaining to the terms of their employment or the purchase of shares of Common Stock under the Incentive Plans, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or affiliates.

     3.16 Governmental and Third Party Consents. Subject to the accuracy of the Investors' representations in Section 4 of this Agreement, no consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any federal, state, local, or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings as are required by federal and state securities laws.

     3.17 Compliance with Laws; Permits. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation or restriction of any government, administrative agency or instrumentality in respect of the conduct of its business or the ownership of its properties, the violation of which would constitute a Material Adverse Event. The Company has all franchises, permits, licenses, and any similar governmental authority necessary for the conduct of its business as now being conducted by it and as currently proposed to be conducted, the lack of which would constitute a Material Adverse Event. The Company is not in default under any of such franchises, permits, license, or other similar authority except for such defaults as will not, individually or in the aggregate, constitute a Material Adverse Event.

     3.18  Registration  Rights.  Except  as  required  pursuant  to the  Rights
Agreement, the Company is not presently under any obligation, and has not granted any rights to register any of the Company's presently outstanding securities or any securities that may hereinafter be issued under the Securities Act.

     3.19 Offering Valid. Assuming the accuracy of the representations and warranties of the Investors contained in Section 4 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act and will have been registered or qualified or are exempt from registration and qualification under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf will take any action that would cause the loss of any such exemption.

     3.20 Brokers and Finders. The Company has not retained any investment banker, broker or finder in connection with the transactions contemplated by this Agreement.

     3.21 SEC Reports. The Company has filed with the Commission all required forms, reports, registration statements and documents required to be filed by it with the Commission and made all disclosures required by the Securities Act or the Exchange Act (collectively, the "SEC Reports"), all of which complied as to form when filed in all material respects with the applicable provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be. Accurate and complete copies of the SEC reports have been available to Buyer. As of their respective dates the SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.22 Environmental. Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Event, (A) the Company is in compliance with all applicable Environmental Laws (as defined below), (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the requirements of such permits authorizations and approvals, and (C) there are no pending or, to the best knowledge of the Company, threatened Environmental Claims against the Company.

For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) Federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgement, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

     3.23 Properties. The Company does not own any real property. The Company's personal properties are, in the aggregate, in good repair (reasonable wear and tear excepted), suitable for their respective uses, and free from any liens, charges or encumbrances, other than those imposed in connection with the Company's credit facilities or capital leases disclosed in the SEC Reports or the Schedule of Exceptions. Any real properties held under lease by the Company are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company.

     4.  Representations  and  Warranties  of  the  Investors.  Each   Investor,
severally and not jointly, represents and warrants to the Company as follows:

     4.1 Authorization. When executed and delivered by the Investor, and assuming execution and delivery by the Company, the Transactional Agreements will each constitute a valid obligation of the Investor, enforceable in accordance with its terms.

     4.2 Investment. This Agreement is made with the Investor in reliance upon its representation to the Company, which by the Investor's execution of this Agreement Investor hereby confirms, that the Shares, the Warrant and the Warrant Shares to be received by the Investor will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing any of the Shares, the Warrants or the Warrant Shares. By executing this Agreement, the Investor further represents that it has no contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Shares, the Warrant or the Warrant Shares.

     4.3 No Public Market. The Investor understands and acknowledges that the offering of the Shares, the Warrant and the Warrant Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(2) of the Securities Act, and that the Company's reliance upon such exemption is predicated upon Investor's representations as set forth in this Agreement. The Investor further understands that no public market now exists for any of the securities issued by the Company and that the Company has given no assurances that a public market will ever exist for the Company's securities.

     4.4 Limitations on Transferability. Investor covenants that in no event will it dispose of any of the Shares, the Warrant or the Warrant Shares (other than pursuant to Rule 144 promulgated by the Commission under the Securities Act ("Rule 144") or any similar or analogous rule or pursuant to an effective registration statement under the Securities Act) unless and until (a) the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (b) if requested by the Company, the Investor shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company and the Company's counsel to the effect that (i) such disposition will not require registration under the Securities Act and
(ii) appropriate action necessary for compliance with the Securities Act and any applicable state, local, or foreign law has been taken. Notwithstanding the limitations set forth in the foregoing sentence, if the Investor is a partnership or limited liability company, it may transfer Shares, the Warrant or the Warrant Shares to its constituent partners or members or a retired partner or member of such partnership or Company who retires after the date hereof, or to the estate of any such partner, member or retired partner or member or transfer by gift, will, or intestate succession to any such partner's or member's spouse or lineal descendants or ancestors without the necessity of registration or opinion of counsel if the transferee agrees in writing to be subject to the terms of this Agreement to the same extent if such transferee were an Investor; provided, however, that Investor hereby covenants not to effect such transfer if such transfer either would invalidate the securities laws exemptions pursuant to which the Shares, the Warrant or the Warrant Shares were originally offered and sold or would itself require registration and/or qualification under the Securities Act or applicable state securities laws. Each certificate evidencing the Shares, the Warrant or the Warrant Shares transferred as above provided shall bear the appropriate restrictive legend set forth in
Section 5 below, except that such certificate shall not bear such legend if the transfer was made in compliance with subsection (k) of Rule 144 or if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act.

     4.5 Experience;  Receipt of  Information.  The  Investor  represents  that:
(a) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares, the Warrant and the Warrant Shares; (b) it believes it has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to obtain the Shares, the Warrant and the Warrant Shares; (c) it has had the opportunity to discuss the Company's business, management, and financial affairs with the Company's management;
(d) it has the ability to bear the economic risks of its prospective investment; and (e) it is able, without materially impairing its financial condition, to hold the Shares, the Warrant and the Warrant Shares for an indefinite period of time and to suffer a complete loss on its investment.

     4.6 Accredited Investor. The Investor presently qualifies and will as of the Closing Date qualify, as an "accredited investor" within the meaning of Regulation D of the rules and regulations promulgated under the Securities Act.

     4.7 Confidentiality. The Investor agrees that it will keep confidential and will not use, disclose or divulge for a period of two years after receipt, any information which such Investor may obtain from the Company, pursuant to financial statements, reports and other materials submitted by the Company as required hereunder or under any other documents, or pursuant to information rights granted under the Rights Agreement or any other documents unless such information is known, or until such information becomes known, to the public through no fault of such Investor or its agents, or unless the President of the Company gives his written consent to the Investor's release of such information, except that no such written consent shall be required (and Investor shall be free to release such information) if such information is to be provided to Investor's counsel or accountant, or to an officer, director, general partner, limited partner, shareholder, investment counselor or advisor, or employee of an Investor with a need to know such information; provided that any such counsel, accountant, officer, director, general partner, limited partner, shareholder, investment counselor or advisor, or employee shall be bound by the provisions of this Section 4.7. Notwithstanding the foregoing, this Section 4.7 shall not apply (a) to information which an Investor learns from a third party with the right to make such disclosure, provided Investor complies with the restrictions imposed by the third party, (b) to information which is in Investor's possession prior to the time of disclosure by the Company and not acquired by Investor under a confidentiality obligation, (c) to the minimum extent (after requesting and pursuing confidential treatment to the extent reasonably possible) the Investor is required to disclose such information by law or a governmental regulatory authority, (d) to the minimum extent (after requesting and pursuing confidential treatment to the extent reasonably possible) Investor is required to disclose such information by court order.

     4.8 Brokers and Finders. The Investor has not retained any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement.

     5. Legends.

     5.1 The Warrants and certificates for the Shares and the Warrant Shares shall bear such restrictive legends as the Company and the Company's counsel deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following:

     "THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSFER IS IN ACCORDANCE WITH RULE 144 OR A SIMILAR RULE AS THEN IN EFFECT UNDER THE ACT, OR APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT."

     5.2 The Warrants and certificates evidencing the Shares and the Warrant Shares shall also bear any legend required pursuant to any state, local, or foreign law governing such securities.

     6. Conditions of Investors' Obligations at Closing. The obligations of each Investor under Section 1 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by such Investor:

     6.1 Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true in all material respects on and as of the Closing with the same effect as if made on and as of the Closing, except (a) to the extent such representations and warrants speak of an earlier date, in which case, they shall be true and correct in all material respects as of such earlier date and (b) for representations qualified by materiality, which shall be correct in all respects.

     6.2 Performance. The Company shall have performed or fulfilled in all material respects all agreements, obligations, and conditions contained herein required to be performed or fulfilled by the Company before the Closing.

     6.3 Proceedings Satisfactory; Compliance Certificate. All corporate and legal proceedings taken by the Company in connection with the transactions contemplated by this Agreement and all documents and papers relating to such transactions shall be reasonably satisfactory to the Investors. The Company shall have delivered to the Investors a certificate dated as of the Closing, signed by the Company's CEO and President, certifying that the conditions set forth in Sections 6.1 and 6.2 have been satisfied.

     6.4 Rights Agreement. The Company and the Investors shall have entered into the Rights Agreement in substantially the form attached as Exhibit 6.4.

     6.5 Articles of Amendment. The Company shall have filed its Articles of Amendment with the Secretary of State of the State of Washington, which Articles of Amendment shall be in full force and effect on the Closing Date.

     6.6 Opinion of the Company's Counsel. The Investors shall have received from Heller Ehrman White & McAuliffe LLP, legal counsel for the Company, an opinion dated the Closing Date, substantially in the form of Exhibit 6.6 hereto.

     6.7 Approvals and Consents. All transfers of permits or licenses and all approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby, including, if applicable, approvals or notices required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or for the continued operation of the Company, shall have been obtained, and all waiting periods specified by law shall have passed.

     6.8 Agreement as to Registration Rights. The Investors, the Company and Sam Rubinstein shall have reached a mutually acceptable agreement as to the priority between Mr. Rubinstein and the Investors with respect to their respective rights to include shares in a registration of shares under the Securities Act effected by the Company.

     7. Conditions of the Company's Obligations at Closing. The obligations of the Company under Section 1 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by the Company.

     7.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 4 shall be true in all material respects on and as of the Closing with the same effect as if made on and as of the Closing.

     7.2 Payment of Purchase Price. Each Investor shall have delivered to the Company in accordance with Section 1.2 the purchase price specified in Section 1.1.

     7.3 Articles of Amendment. The Articles of Amendment shall have been filed with the Secretary of State of the State of Washington and shall be in full force and effect on the Closing Date.

     7.4 Rights Agreement. The Company and the Investors shall have entered into the Rights Agreement in substantially the form attached as Exhibit 6.4.

     8. Covenants of the Company.

     8.1 Use of Proceeds. The Company shall use the proceeds from the sale of the Series A Preferred Stock under this Agreement to hire additional members of the Company's management team, build the Company's Internet-related business, and for marketing and general corporate purposes.

     8.2 Management. From and after the date of this Agreement, the Company shall use its reasonable best efforts, including, without limitation, retaining recruiting firms, making its management available for interviews and offering stock option packages deemed necessary and appropriate by the Board of Directors, to recruit a Chief Operating Officer and such additional officers as the Board of Directors deems advisable.

     9. Miscellaneous.

     9.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, excluding those laws that direct the application of the laws of another jurisdiction.

     9.2 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.3 Headings. The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

     9.4 Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or on the first business day after transmission if sent by confirmed facsimile transmission or electronic mail transmission, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (i) if to the Company, as set forth below the

Company's name on the signature page of this Agreement, and (ii) if to an Investor, at such Investor's address as set forth below such Investor's name on the signature page to this Agreement, or at such other address as the Company or such Investor may designate by 10 days' advance written notice to the other parties hereto.

     9.5 Amendment of Agreement. Any provision of this Agreement may be amended, and the obligations of the Company under this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by a written instrument signed by the Company and by persons who after the Closing will hold at least a majority of the aggregate of (a) the then outstanding Shares; and (b) the then outstanding Common Stock into which the Shares have been converted, other than Common Stock which has been sold to the public. Any amendment, modification or waiver pursuant to, and in accordance with, this Section 9.5 shall be binding on the Company, all holders of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible) and each future holder of any such securities. The foregoing notwithstanding, this Agreement and any term thereof may be amended, waived, discharged or terminated by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     9.6 Expenses. The Company and the Investors will bear their respective legal and other fees and expenses with respect to this Agreement and the transactions contemplated hereby; provided, however, if the sale of the Shares is consummated, the Company shall pay the reasonable fees and expenses of counsel to Investors in an amount not to exceed an aggregate maximum of $20,000.

     9.7 Entire Agreement; Successors and Assigns. This Agreement (and the Exhibits and Schedules hereto) and the Rights Agreement constitute the entire contract between the Company and the Investors relative to the subject matter hereof. Any prior and contemporaneous agreement, discussion, understanding or correspondence between the Company and the Investors regarding the purchase of capital stock of the Company is superseded by this Agreement and the Rights Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors, and assigns of the parties.

     9.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have executed this Series A Preferred Stock and Warrant Purchase Agreement as of the date first above written.

Company:                   PHOTOWORKS, INC., a Washington corporation

                           By:  /s/ Gary Christophersen
                                Gary Christophersen, President and CEO

                           Address:      1260 16th Avenue West
                                         Seattle, Washington 98119
                                         Fax No. (206) 284-5357


Investors:                 ORCA BAY PARTNERS

                           By:      /s/ Ross K. Chapin

                           Name:    Ross K. Chapin

                           Title:   Managing Member

                           Address: P.O. Box 21749
                                    Seattle, WA  98111

  [Signature Page for Series A Preferred Stock and Warrant Purchase Agreement]

                           MADRONA VENTURE FUND I-A, L.P.
                           By Madrona Investment Partners, LLC,
                           its General Partner

                           By:          /s/ Paul Goodrich

                           Name:        Paul Goodrich

                           Title:       Managing Director

                           Address:     1000 Second Avenue, Suite 3700
                                        Seattle, WA  98104



                           MADRONA VENTURE FUND I-B, L.P.
                           By Madrona Investment Partners, LLC,
                           its General Partner

                           By:          /s/ Paul Goodrich

                           Name:        Paul Goodrich

                           Title:       Managing Director

                           Address:     1000 Second Avenue, Suite 3700
                                        Seattle, WA  98014

  [Signature Page for Series A Preferred Stock and Warrant Purchase Agreement]

                           MADRONA MANAGING DIRECTOR FUND, LLC

                           By:          /s/ Paul Goodrich

                           Name:        Paul Goodrich

                           Title:       Managing Director

                           Address:     1000 Second Avenue, Suite 3700
                                        Seattle, WA  98014

  [Signature Page for Series A Preferred Stock and Warrant Purchase Agreement]

                           THE TAHOMA FUND, L.L.C.

                           By:          /s/ Ross Chapin

                           Name:        Ross Chapin

                           Title:       Managing Member

                           Address:     P.O. Box 21749
                                        Seattle, WA  98111



                           ORCA BAY CAPITAL CORPORATION

                           By:          /s/ Stanley McCammon

                           Name:        John E. McCaw, Jr.

                           Title:       Trustee

                           Address:     P.O. Box 21749
                                        Seattle, WA  98111

  [Signature Page for Series A Preferred Stock and Warrant Purchase Agreement]

                           TIM and ALEXA CARVER

                           By:          /s/ Tim Carver

                           Name:        Tim Carver

                           By:          /s/ Alexa Carter

                           Name:        Alexa Carver

                           Address:     P.O. Box 21749
                                        Seattle, WA  98111




                           STANLEY McCAMMON

                           By:          /s/ Stanley McCammon

                           Name:        Stanley McCammon

                           Address:     P.O. Box 21749
                                        Seattle, WA 98111




                           AARON SINGLETON

                           By:          /s/ Aaron Singleton

                           Name:        Aaron Singleton

                           Address:     P.O. Box 21749
                                        Seattle, WA  98111

  [Signature Page for Series A Preferred Stock and Warrant Purchase Agreement]


                                    EXHIBIT A

                              SCHEDULE OF INVESTORS
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
                                     Number of                 Number of                  Total
            Name                  Shares Purchased          Warrant Shares            Purchase Price
            ----                  ----------------          --------------            --------------
The Tahoma Fund, L.L.C.                    7,800                   410,526                $7,800,000

Orca Bay Capital Corporation               1,980                   104,211                $1,980,000

Tim and Alexa Carver                         100                     5,263                  $100,000

Stanley McCammon                             100                     5,263                  $100,000

Aaron Singleton                               20                      1053                   $20,000

Madrona Venture Fund I-A,
L.P.                                       4,032                   212,210                $4,032,000

Madrona Venture Fund I-B,
L.P.                                         465                    24,474                  $465,000

Madrona Managing Director
Fund, LLC                                    503                    26,474                  $503,000
                                          ------                   -------                ----------
Total                                     15,000                   789,474               $15,000,000
